GENERAL DATACOMM INDUSTRIES, INC.
                    PLAN OF REORGANIZATION BECOMES EFFECTIVE

NAUGATUCK, Conn., September 16, 2003--General DataComm Industries, Inc. today announced that it emerged from bankruptcy on September 15, 2003, the effective date of the plan of reorganization, which had previously been approved by the United States Bankruptcy Court for the District of Delaware.

Under the terms of the Plan, creditors will receive payment of 100% of their claims over a five-year period, and shareholders will retain their shares subject to a one-for-ten reverse stock split effective as of the Effective Date.

                             About General DataComm

General DataComm develops and evolves smart solutions that maximize the use of current infrastructure and reduce the cost of ownership, by providing concurrent IP and traditional voice and data solutions in a managed and NEBS-compliant environment. For more information log on to www.gdc.com.

Contact:  bill.henry@gdc.com
Phone:  (203) 729-0271


                                                                  ###